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                                                                     EXHIBIT 5.1
                                  LEGAL OPINION

                                LESTER MORSE P.C.
                               111 GREAT NECK ROAD
                                    SUITE 420
                           GREAT NECK, NEW YORK 11021
                            TELEPHONE: (516) 487-1446
                            FACSIMILE: (516) 487-1452

  BBJ Environmental Technologies, Inc.                            March 21, 2001
  6802 Citicorp Blvd.
  Suite 500
  Tampa, Florida 33619

  Re:    Pre-Effective Amendment No. 1 to
         Registration Statement on Form SB-2
         OF BBJ ENVIRONMENTAL TECHNOLOGIES, INC.

  Gentlemen:

         You have requested our opinion as counsel for BBJ Environmental Technologies, Inc., a Nevada corporation (the "Company"), in connection with Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to the legality of the shares (the "Shares") of Common Stock, par value $.001 per share, of the Company which are being registered in the Registration Statement.

         We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion. Our examination of matters has been limited to the Nevada General Corporation Law.

         Based upon the foregoing, we advise you that in our opinion each outstanding share of Common Stock registered for resale is legally issued, fully paid and non-assessable and each authorized but unissued Share issued by the Company in accordance with the terms of outstanding options and warrants, will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Legal Matters" in the Prospectus of the Registration Statement.

                                               Very truly yours,

                                               LESTER MORSE P.C.

                                               /s/ Steven Morse